UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2011

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2011, the Board of Directors of DPL Inc. (the “Company”) adopted a form of Amended and Restated Long-Term Incentive Plan — Performance/Restricted Shares Agreement (the “New LTIP Agreement”), setting for the terms and conditions applicable to awards of performance shares and restricted shares granted to the Company’s executive officers from time to time under the Company’s 2006 Equity and Performance Incentive Plan (the “EPIP”).   All awards of performance shares and restricted shares earned by executive officers pursuant to the New LTIP Agreement are made in the form of the Company’s common stock.

Awards of performance shares under the New LTIP Agreement are contingent generally on achievement of specified levels of the Company’s total shareholder return relative to a composite of peer companies over a three year performance period and the executive officer remaining in the continuous employ of the Company or any of its subsidiaries through the performance period. Awards of restricted shares under the New LTIP Agreement are contingent generally on the executive officer remaining in the continuous employ of the Company or any of its subsidiaries through the three-year performance period and are subject to a one-year holding period before the executive officer may sell the earned shares, during which the executive officer is entitled to dividend and voting rights on the shares.

Under the New LTIP agreement, upon a change of control event or a termination of employment due to death or disability, an executive officer is entitled to receive his or her target performance shares and restricted shares prorated to the date of the event and is not subject to the one-year holding period for restricted shares.  And upon a Company approved retirement, an executive officer is entitled to the number of performance shares (prorated to the date of the retirement) that the officer would have been entitled to receive had he or she remained employed by the Company or any of its subsidiaries through the performance period and is not subject to the one-year holding period for restricted shares.  In addition, executive officers may defer any earned performance shares or restricted shares subject to the terms of the New LTIP Agreement.

A copy of the New LTIP Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A copy of the EPIP was filed with the Securities and Exchange Commission on February 25, 2011, as part of the Company’s Preliminary Proxy Statement for the 2011 Annual Meeting of Shareholders scheduled to occur on April 27, 2011.

Item 8.01               Other Events.

On February 23, 2011, the Company completed its purchase of $122.1 million principal amount of 8.125% DPL Capital Trust II Capital Securities.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Amended and Restated Long-Term Incentive Plan — Performance/Restricted Shares Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: February 28, 2011
/s/ Arthur G. Meyer
	Name:	Arthur G. Meyer
	Title:	Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Amended and Restated Long-Term Incentive Plan — Performance/Restricted Shares Agreement.	E